EXHIBIT 11
TRI-COUNTY BANCORP, INC. AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE (unaudited)
                                             Three Months Ended
                                                  June 30,
                                               1996      1995
                                             ___________________
EARNINGS PER SHARE
  Net earnings available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect                  $184,560  $156,691
                                             ========  ========
  Primary earnings per share                    $0.30     $0.24
                                             ========  ========
  Fully diluted earnings per share              $0.30     $0.24
                                             ========  ========
Shares used in primary earnings per
share computation
  Weighted average common shares outstanding  613,775   642,314
                                             ========  ========

Shares used in fully diluted earnings
per share computation
  Weighted average common shares outstanding  582,695   624,266

  Additional potentially dilutive effect
  of stock options                             31,894    19,571
                                             ________  ________
                                              614,589   643,837
                                             ========  ========

                                              Six Months Ended
                                                  June 30,
                                               1996      1995
                                             ___________________
EARNINGS PER SHARE
  Net earnings available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect                  $342,352  $344,625
                                             ========  ========
  Primary earnings per share                    $0.55     $0.54
                                             ========  ========
  Fully diluted earnings per share              $0.55     $0.53
                                             ========  ========
Shares used in primary earnings per
share computation
  Weighted average common shares outstanding  621,193   641,426
                                             ========  ========

Shares used in fully diluted earnings
per share computation
  Weighted average common shares outstanding  590,960   626,259

  Additional potentially dilutive effect
  of stock options                             31,894    19,571
                                             ________  ________
                                              622,854   645,830
                                             ========  ========

The weighted average common shares outstanding has been computed net of ESOP shares of 40,365 (1996) and 46,345 (1995)
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